UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On June 3, 2013, AmerisourceBergen Corporation (the “Company”) issued a news release in which it announced that it had completed the divestiture of its Canadian pharmaceutical distribution business, AmerisourceBergen Canada Corporation (“ABCC”).  As previously announced, the business has been sold to Kohl & Frisch Limited, a Canadian-owned national full-line distributor.  The Company will retain its Canadian specialty business.

In the quarter ended March 31, 2013, the Company recorded an estimated loss on sale and other impairment charges of $161.7 million, which is subject to post closing purchase price adjustments.  The Company expects to finalize these adjustments with Kohl & Frisch Limited during the quarter ending September 30, 2013.  The results of operations of ABCC, and the loss on sale and impairment charges are reported in discontinued operations.

The news release issued on June 3, 2013 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibit.

99.1 News Release, dated June 3, 2013, of AmerisourceBergen Corporation, regarding the divestiture of AmerisourceBergen Canada Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: June 4, 2013	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President and
Chief Financial Officer